                                                       AMERICAN SKANDIA MASTER TRUST

                                                              CODE OF ETHICS
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         WHEREAS,  AMERICAN SKANDIA MASTER TRUST (the "Trust") is a registered  investment  company under the Investment Trust Act of 1940, as amended (the "ICA"); and

         WHEREAS,  Rule 17j-i under the ICA requires the Trust,  the investment  advisor,  and the distributor of the Trust to adopt a Code of Ethics.

         NOW, THEREFORE, the Trust hereby adopts the following Code of Ethics, as amended, this 1st day of June, 2000.

                                                                DEFINITIONS
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         For the purposes of this Code of Ethics the following terms shall have the meanings set forth below:

         (a)      "Access Person" means any director,  officer, or advisory person of the Trust;  provided,  however,  that any persons who
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are access  persons of the investment  adviser or distributor  for the Trust,  and who reports his or her securities  transactions  to such investment  adviser or distributor in accordance  with Rule 17j-i of the ICA, shall not be deemed an access person of the Trust required to report  pursuant to this Code of Ethics.  The  President  of the Trust will  maintain a list of all access  persons (and of all persons who would be access persons but for the exception set forth above  regarding  access persons of other  companies),  and will notify each access person in writing  that such person is an access  person.  Once a person has been so  identified  he or she shall  continue to be an access person until  otherwise  notified in writing by the President  provided,  however,  if such person is an access person solely because he or
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she is a director of the Trust,  such  person  shall cease to be an access  person at the time such  person  ceases to be a director.  Each access person shall receive a copy of this Code.

         (b)      "Advisory Person" means
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                  (i)      any employee of the Trust,  its investment  advisor or distributor  (or of any entity in a control  relationship with the Trust, its investment  advisor or distributor,  as defined in (e) hereof) who, in connection with his or her regular  functions or duties,  makes,  participates in, or obtains  information (other than publicly available  information)  regarding the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

                  (ii)     any natural  person who controls the Trust or its  investment  adviser and who obtains  information  (other than publicly available information) concerning recommendations made to the Trust with regard to the purchase or sale of securities.

         (c)      "Affiliated Persons" or "Affiliates" means
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                  (i)      any employee or access person of the Trust,  and any member of the immediate  family (defined as spouse,  child, mother,  father,  brother,  sister,  in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

                  (ii)     any  account for which any of the persons  described  in (c)(i)  hereof is a  custodian,  director or  otherwise acting in a fiduciary  capacity,  or with respect to which any such person  either has the authority to make  investment  decisions or from time to time gives investment advice; and

                  (iii)    any partnership,  corporation, joint venture, trust or other entity in which any employee of the Trust or access person of the Trust  directly or  indirectly,  in the aggregate,  has a 10% or more  beneficial  interest or for which any such person is a general partner or an executive officer.

         (d)      "Beneficial  ownership  of a  security"  by any person  includes  securities  held by: (a) a spouse,  minor  children  or
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relatives who share the same home with such person;  (b) an estate for such person's  benefit;  (c) a trust,  of which (i) such person is a director or such person or members of such person's  immediate  family have a vested interest in the income or corpus of the trust, or (ii)
such  person  owns a vested  beneficial  interest,  or (iii) such  person is the  settlor and such person has the power to revoke the trust without the consent of all the  beneficiaries;  (d) a partnership  in which such person is a partner;  (e) a  corporation  (other than with respect to treasury shares of the corporation) of which such person is an officer,  Director or 10%  stockholder;  (f) any other person if, by reason of contract,  understanding,  relationship,  agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership;  or (g) such person's spouse or minor children or any other person,  if, even though such person does not obtain  therefrom  the  above-mentioned  benefits of  ownership,  such person can vest or revest title in himself at once or at some future time.  A  beneficial  owner of a security  also  includes  any person who  directly  or  indirectly,  through  any  contract,  arrangement, understanding,  relationship or otherwise,  has or shares voting power and/or investment power with respect to such security.  Voting power includes the power to vote, or includes the power to dispose, or to direct the disposition of such security.

         (e)      "Control"  means the power to exercise a controlling  influence  over the  management or policies of a  corporation.  Any
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person who owns beneficially,  either directly or through one or more controlled corporations,  more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

         (f)      "Covered  Security" means any note, stock,  treasury stock,  bond,  debenture,  evidence of indebtedness,  certificate of
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interest or  participation in any  profit-sharing  agreement,  collateral-trust  certificate,  reorganization  certificate or subscription, transferable share, investment contract,  voting-trust  certificate,  certificate of deposit for a security,  fractional undivided interest in oil, gas, or other mineral rights, any put, call,  straddle,  option, or privilege on any security  (including a certificate of deposit)
or on any group or index of  securities  (including  any  interest  therein or based on the value  thereof),  or any put,  call,  straddle, option,  or  privilege  entered  into on a national  securities  exchange  relating to foreign  currency,  or, in general,  any interest or instrument  commonly known as a "security," or any  certificate of interest or  participation  in,  temporary or interim  certificate  for, receipt for,  guarantee  of, or warrant or right to subscribe  to or purchase,  any of the  foregoing,  provided,  however,  that  "covered
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security" shall not mean securities issued or guaranteed by the Government of the United States,  bankers'  acceptances,  bank certificates of deposit,  commercial  paper,  high quality  short-term debt  instruments  (including  repurchase  agreements),  and shares of registered open-end investment companies.

                                    (g)     "Investment  Personnel"  means  an  employee  of  the  Trust  (or of any  entity  in a  control
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                           relationship  with the Trust as defined in (e) hereof) who in connection  with his or her regular  functions and duties,  makes or  participates  in making  recommendations  regarding the purchase or sale of securities by the
                           Trust;  and any natural  person who controls the Trust and who obtains  information  concerning  recommendations regarding the purchase or sale of securities by the Trust.

(h)      "Initial Public  Offering" means an offering of securities  registered  under the Securities Act of 1933  ("Securities  Act"), the
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issuer of which,  immediately  before the  registration,  was not  subject to the  reporting  requirements  of  Sections 13 or 15(d) of the
Securities Exchange Act of 1934 ("Exchange Act").

         (i)      "Limited  Offering" is an offering that is exempt from registration  under the Securities Act pursuant to Section 4(2) or
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Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act.

         (j)      "Purchase or sale of a covered security" includes the writing of an option to purchase or sell a security.
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         (k)      "Security  held or to be acquired" by the Trust means any covered  security  which,  within the most recent  fifteen (15)
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days, (i) is or has been held by the Trust, or (ii) is being or has been considered by the Trust for purchase by the Trust.

I.       Compliance with Governing Laws, Regulations and Procedures
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         All  employees of the Trust and the  investment  advisor and  distributor  to the Trust shall have and  maintain  knowledge of and shall  comply  strictly  with all  applicable  Federal  and  state  laws and all  rules  and  regulations  of any  governmental  agency  or self-regulatory organization governing his or her activities.

         Each employee will be given a copy of the Code of Ethics at the time of his or her employment.

         Each  employee  shall comply with all laws and  regulations  relating to the use of material  non-public  information.  Trading on
"inside  information" of any sort, whether obtained in the course of research  activities,  through a client relationship or otherwise,  is strictly prohibited.

         All employees  shall comply  strictly with procedures  established by the Trust to ensure  compliance with applicable  Federal and state laws and  regulations  adopted by  governmental  agencies  and  self-regulatory  organizations.  The  employees  shall not  knowingly participate  in, assist,  or condone any acts in violation of any statute or regulation  governing  securities  matters,  nor any act which would violate any provision of this Code of Ethics, or any rules adopted thereunder.

         Each employee  having  supervisory  responsibility  shall exercise  reasonable  supervision  over employees  subject to his or her control,  with a view to preventing  any violation by such persons of applicable  statutes or  regulations,  the Trust's  procedures or the provisions of the Code of Ethics.

         Any employee  encountering  evidence that acts in violation of  applicable  statutes or  regulations  or provisions of the Code of
Ethics have occurred shall report such evidence to the Board of Trustees (the "Trustees") of the Trust.

         While the employees of the various  sub-advisors to the Trust are not subject to this Code of Ethics  generally,  each sub-advisor will  provide  to the Trust and its  investment  advisor a copy of the  sub-advisor's  code of  ethics,  and will  notify the Trust and its investment advisor, no less frequently than quarterly, of any material violations of such code of ethics.

II.      Confidentiality of Transactions
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         Information  relating to the Trust's  portfolio and research and studies  activities is  confidential  until  publicly  available.
Whenever  statistical  information  or research is supplied to or requested  by the Trust,  such  information  must not be disclosed to any persons other than persons  designated by the President of the Trust or the  Trustees.  If the Trust is  considering a particular  purchase or sale of a security for the Trust, this must not be disclosed except to such duly authorized persons.

         Any  employee  authorized  to place  orders for the  purchase  or sale of  securities  on behalf of the Trust shall take all steps reasonably  necessary to provide that all brokerage  orders for the purchase and sale of securities for the account of the Trust will be so executed as to ensure that the nature of the transactions  shall be kept  confidential  until the information is reported to the Securities and Exchange Commission or the Trust's shareholders in the normal course of business.

         If any  employee of the Trust or access  person  should  obtain  information  concerning  the Trust's  portfolio  (including,  the consideration by the investment  advisor of acquiring,  or recommending any security for the Trust's  portfolio),  whether in the course of such  person's  duties or otherwise,  such person shall respect the  confidential  nature of this  information  and shall not divulge it to anyone  unless it is properly part of such person's  services to the Trust to do so or such person is  specifically  authorized to do so by the President of the Trust.

III.     Ethical Standards
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         Every officer and employee,  in making any investment  recommendation or taking any investment  action,  shall exercise  diligence and thoroughness, and shall have a reasonable and adequate basis for any such recommendations or action.

         No officer or employee shall undertake independent practice for compensation in competition with the Trust.

         The officers,  employees and access persons and their respective affiliates,  shall conduct themselves in a manner consistent with the highest  ethical  standards.  They shall avoid any action,  whether for  personal  profit or  otherwise,  that  results in an actual or potential conflict of interest,  or the appearance of a conflict of interest,  with the Trust or which may be otherwise  detrimental to the interests of the Trust.

         No officer,  director or employee shall improperly use for such person's personal benefit any knowledge,  whether obtained through such person's  relationship with any adviser or administrator to the Trust, or otherwise,  of any investment  recommendation  made or to be made or of any investment action taken or to be taken by the Trust.

         No officer,  director or employee shall disclose any non-public  information  relating to the Trust's  portfolio or  transactions, nor shall any officer,  director or employee  disclose any  non-public  information  relating to the  business or  operations  of the Trust unless properly authorized to do so.

         Any officer or employee having discretion as to the selection of broker-dealers to execute  securities  transactions for the Trust shall select  broker-dealers  solely on the basis of the services provided  directly or indirectly by such  broker-dealers to the Trust. An officer or  employee  shall not,  directly  or  indirectly,  receive a fee or  commission  from any source in  connection  with the sale or purchase of any security for the Trust.

         In  addition,  the Trust  shall take all  actions  reasonably  calculated  to ensure  that it engages  broker-dealers  to transact business with the Trust whose  partners,  officers and employees,  and their  respective  affiliates,  will conduct  themselves in a manner consistent with the provisions of this Section III.

         Conflicts of interest  generally result from a situation in which an individual has personal  interests in a matter that is or may be  competitive  with his  responsibilities  to  another  person  or entity  (such as the  Trust)  or where an  individual  has or may have obligations or  responsibilities  to two or more persons or entities.  In the case of the  relationship  between the Trust on the one hand, and its employees and access persons and their  respective  affiliates,  on the other hand,  such conflicts may result from the purchase or sale of securities for the account of the Trust and for the account of any  affiliated  person or from the purchase or sale for the account of the Trust of  securities in which an access person or employee of the Trust or his or her  affiliates  has an interest.  In these cases, all potential or actual  conflicts  must be disclosed  and the first  preference  and priority must be to avoid such  conflicts of interest wherever possible and, where they unavoidably occur, to resolve them in a manner not disadvantageous to the Trust.

IV.      Activities and Transactions of Access Persons
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         (a)      No access  person  shall  recommend  to, or cause or  attempt to cause,  the Trust to  acquire,  dispose  of, or hold any security  (including,  any option,  warranty or other right or interest relating to such security) which such access person or an affiliate of such  access  person has direct or  indirect  beneficial  ownership  unless the access  person  shall  first  disclose in writing to the
Trustees  all facts  reasonably  necessary to identify the nature of the  ownership of such access  person or his or her  affiliate in such security.

         (b)      No access person shall  knowingly  purchase or sell any security  which said person  intends to recommend for purchase or sale by the Trust until the Trust has completed all of its intended trades in said security.

         (c)      No access  person or affiliate of such access  person  shall  engage in a purchase or sale of a security  (including  any option,  warrant or other right or interest  relating to such  security)  held or to be acquired by the Trust,  other than on behalf of the
Trust unless such transaction is:

                  (i)      only remotely  potentially  harmful to the Trust because it would be unlikely to affect trading in or the market value of the security; or

                  (ii)     non-volitional on the part of the access person; or

                  (iii)    clearly not related economically to a security to be acquired, dispose of or held by the Trust; or

                  (iv)     in light of all relevant facts and circumstances, otherwise not disadvantageous to the Trust.

         (d)      In order to ensure  compliance  with Section  IV(c)  hereof,  but subject to the  exceptions  set forth in Section  IV(f)
hereof,  no access  person or  affiliate  of an access  person  shall  knowingly  engage in a purchase or sale of a security  held or to be acquired  by the Trust  (other than on behalf of the Trust)  without  first  obtaining  the written  authorization  of the  Trustees or the designated compliance officer.  Such transactions shall not be authorized by the Trustees or the designated  compliance officer,  unless it or he shall determine,  in its or his discretion,  that such transactions would be permissible under Section IV(c) in terms of their effect on the Trust or are non-volitional on the part of the access person.

         (e)      If, in compliance  with the limitations and procedures set forth in this Section IV, any access person or an affiliate of such person shall engage in a purchase or sale of a security  held or to be acquired by the Trust,  first  preference  and priority must be given to any  transactions  which involve the Trust,  and the Trust must have the benefit of the best price  obtainable on acquisition  and the best price obtainable on disposition of such securities.

         (f)      If, as a result of fiduciary obligations to other persons or entities,  and access person believes that such person or an affiliate of such person is unable to comply with certain  provisions  of the Code,  such access person shall so advise the Trustees or the designated  compliance  officer in writing,  setting forth with  reasonable  specificity  the nature of such fiduciary  obligations and the reasons  why such  access  person  believes  such  person is unable to comply with any such  provisions.  The  Trustees  or the  designated compliance  officer may, in its or his discretion,  exempt such access person or an affiliate of such person from any such  provisions,  if it/he shall  determine  that the  services  of such access  person are  valuable to the Trust and the failure to grant such  exemptions  is likely to cause such access person to be unable to render  services to the Trust.  Any access person  granted an exemption  (including,  an exception for an affiliate of such person),  pursuant to this Section IV(f) shall,  within three business days after engaging in a purchase or sale of a security held or to be acquired by a client,  furnish the Trustees or the designated  compliance officer with a written report concerning such transaction, setting forth the information specified in Section V(c) hereof.

         (g)      From time to time,  trustees,  officers or employees of the Trust may establish special or "insider"  relationships  with one or more issuers of securities  (i.e., the director,  officer or employee may become and officer or director of an issuer, a member of a creditors  committee  which  engages in material  negotiations  with an issuer,  etc.).  In such  cases,  the  Trustees  or the  designated compliance  officer of the Trust may include such issues on a restricted  list  containing  the names of issuers whose  securities  are not eligible for purchase or sale by the Trust or by access persons.

V.       Reporting Procedures
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         (a)      Except as provided in Section V(e) hereof,  each person shall within ten days of their initially  being  identified as an access person report to the Trustees or the designated  compliance  officer the  information  described in Section V(d) hereof with respect to all  Covered  Securities  in  which  such  access  person  had any  direct  or  indirect  beneficial  ownership  as of the  date of such identification  (whether or not any such Covered Security is a security held or to be acquired by the Trust) ("Initial Report");  provided,
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however,  that such Initial  Report may contain a statement  that the report  shall not be  construed as an admission by the person  making
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such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

         (b)      Except as provided by Section V(e) hereof, every access person shall report to the Trustees or the designated  compliance officer the information  described in Section V(c) hereof with respect to transactions in any Covered  Security in which such access person has, or by reason of such transaction  acquires,  any direct or indirect beneficial ownership in the security (whether or not such security is a covered  security held or to be acquired by the Trust);  provided,  however,  that such report may contain a statement that the report
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shall not be  construed as an admission  by the person  making such report that he has any direct or indirect  beneficial  ownership in the security to which the report relates;  and, provided,  however,  that no report is required if such person is not an "interested person" of
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the Trust  within the  meaning of Section  2(a)(19)  of the ICA,  and would be  required  to make such  report  solely by reason of being a
Director and except where such  Director  knew or, in the ordinary  course of  fulfilling  his official  duties as a Director of the Trust, should have known that during the 15-day period  immediately  preceding or after the date of the transaction in a security by the Director, such security is or was purchased or sold, or considered for purchase or sale by the Trust.

         (c)      Every report  required to be made  pursuant to Section V(b) hereof shall be made not later than ten days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

                  (i)      The date of transaction, the title and the number of shares, and the principal amount of each security involved;

                  (ii)     The nature of the transaction (i.e., purchase sale or any other type of acquisition or disposition);
                                                          ----

                  (iii)    The price at which the transaction was effected; and

                  (iv)     The name of the broker, dealer or bank with or through whom the transaction was effected.

(d)      Each access person shall report to the Trustees or the designated  compliance  officer annually the following  information,  which information must be current as of a date no more than 30 days before the report is submitted:

(i)      The title,  number of shares and principal  amount of each Covered  Security in which the access person had any direct or indirect beneficial ownership; and

(ii)     The name of any broker,  dealer or bank with whom the access person  maintains an account in which any securities are held for the direct or indirect benefit of the access person.

                  (iii)    A statement that he or she (1) has reviewed and  understands  the Code of Ethics,  (2) recognizes that he or she is  subject  to it,  and (3) if such  access  person  was  subject  to the Code of Ethics  during  the past  year,  has  complied  with its requirements, including the requirements regarding reporting of personal securities transactions.

         (e)      Notwithstanding  the provisions of Section V(b) and (c) hereof, no person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control.

         (f)      All access  persons  shall direct any  brokerage  firm,  bank or other concern at which the access person has a brokerage account or affiliated  brokerage account to supply the Trustees or the designated  compliance officer, on a timely basis,  duplicate copies of the  confirmation  of all securities  transactions  in such account and copies of all periodic  statements for such account.  All access persons,  except a Director of the Trust who is not an "interested  person" of the Trust within the meaning of Section  2(a)(19) of the ICA and would not be required to make reports  under this Section V solely by reason of being a Director  (unless such Director knew or, in the ordinary course of fulfilling his official  duties as Director,  should have known that during the 15-day period  immediately  preceding or after the date of the  transaction in a security by the Director,  such security is or was purchased or sold, or considered for purchase or sale by the  Trust),  and such other  persons as the  Trustees  shall  determine  shall  promptly  inform the  Trustees  or the  designated compliance  officer of any newly  established  brokerage  account or  affiliated  brokerage  account at any brokerage  firm,  bank or other concern.

VI.                                                           Pre-approval Procedures
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(a)      Investment  Personnel,  if any, must obtain prior approval  before  directly or indirectly  acquiring any beneficial  ownership in securities (such securities not being limited to Covered Securities) in an Initial Public Offering ("IPO") or a Limited Offering ("LO").

(b)      All requests for  pre-approval  shall be directed to the Trustees or to the  designated  compliance  officer to determine  whether purchasing  securities in IPOs or LOs raise the types of conflicts of interest  that Rule 17j-1 under the ICA is designed to address.  Such requests for  pre-approval  shall not be  unreasonably  withheld if it is determined that no such conflicts of interest exist in connection with the purchase.

VII.     Review Procedures
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         (a)      The reports  submitted by access persons  pursuant to Sections V(a), (b) and (d) hereof shall be reviewed by the Trustees or the  designated  compliance  officer,  or such other persons or  committees as shall be designated by the Trustees,  in order to monitor compliance with this Code of Ethics.  All failures to comply with this Code of Ethics shall be reported to and reviewed by the Trustees.

         (b)      With respect to any  violation of this Code of Ethics,  the  Trustees may take any  preventive,  remedial or other action which it may deem  appropriate.  In determining  whether or not there has been, or may be, a conflict of interest between the Trust and any person subject to this Code of Ethics, the Trustees shall consider all of the relevant facts and circumstances.

VIII.    Sanctions
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(a)      Persons  violating the provisions of this Code of Ethics or any rules  thereunder may be subject to sanctions,  which may include, among other things,  restrictions on such person's personal securities  transactions,  a letter of censure, or suspension or termination of the employment of such person.

         (b)      If it is determined  by the Trustees  that a violation of this Code of Ethics has occurred and that the person  violating this Code of Ethics has  purchased  or sold a security at a more  advantageous  price than that  obtained by the Trust,  the Trust shall be entitled  to the more  advantageous  price.  The price  adjustment  paid by such  person to the Trust shall be limited to the lesser of the number of shares  purchased or sold by the person or the number of shares  purchased or sold by the Trust.  If this cannot be  consummated, then the Trustees shall take such other course of action as it may deem appropriate.